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Exhibit 4.7

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED. THIS WARRANT OR ANY CERTIFICATE FOR SUCH SECURITIES MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY OR THEREBY.

No. CS-4	Expiration: Governed by Section 1(c) hereof.

HEALTHETECH, INC.
COMMON STOCK WARRANT

        This certifies that, for value received in connection with that certain Agency Agreement (the "Agency Agreement") by and between HealtheTech, Inc., a Delaware corporation (the "Company"), and American Sales & Merchandising, LLC, a Main limited liability company ("ASM"), dated as of December 7, 2001, as amended on May 7, 2002, ASM (together with any permitted assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, for a period of one (1) year from the date on which Wal-Mart Stores, Inc. or any of its subsidiaries or affiliates ("Walmart") issues a Walmart vendor number/product ID number to the Company for any of its products or services (the "Exercise Period"), to acquire from the Company an aggregate of 128,887 fully paid and nonassessable shares of Common Stock of the Company (the "Warrant Stock") at an exercise price of $10.00 per share (the "Exercise Price"). Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

        1.    Exercise of Warrant; Termination.

        Subject to the expiration provisions set forth in Section 1.5 of the Agency Agreement, the purchase rights represented by this Warrant are exercisable by the Holder hereof, in whole or in part, at any time and from time to time during the Exercise Period by:

          (a)  The surrender of this Warrant and the Notice of Exercise in the form attached hereto as Attachment A duly executed and the Investment Representation Statement in the form attached hereto as Attachment B duly executed to the Company's headquarters at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of such holder appearing on the books of the Company); and

          (b)  Upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased).

          Upon the Company's receipt of the Warrant, the executed Notice of Exercise, the executed Investment Representation Statement and the payment of the Exercise Price, the Holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form, and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised; provided that such new Warrant shall have the same Exercise Period as this Warrant.

          (c)  This Warrant shall immediately terminate and become null and void in all respects upon the earlier of: (i) the expiration of this Warrant pursuant to Section 1.5 of the Agency Agreement or (ii) the expiration of the Exercise Period.

        2.    Issuance of Shares; No Fractional Shares or Scrip.

        Certificates for shares purchased hereunder or issuable upon exercise hereof shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise shall be paid in cash or check to the Holder.

        3.    Registraiton Rights.

        The Warrant Stock issued upon exercise of this Warrant shall have certain registration rights as set forth in Attachment C.

        4.    Representations and Warranties of the Holder.

          (a)    No Registration.    The Holder understands that this Warrant and the Warrant Stock (the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein or otherwise made pursuant hereto.

          (b)    Investment Intent.    The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

          (c)    Investment Experience.    The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

          (d)    Speculative Nature of Investment.    The Holder acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Holder is in a position to lose the entire amount of such investment.

          (e)    Access to Data.    The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company's business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

          (f)    Accredited Investor.    The Holder is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

          (g)    Residency.    The residency of the Holder (or, in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth on the signature page hereto.

          (h)    Restriction on Resales.    The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Company has no present intention of registering such Securities. The Holder further understands that there is no assurance that any exemption from registration under the Securities Act will be available or, if available, that such exemption will allow the Holder to dispose of or otherwise transfer any or all of the Securities under the circumstances, in the amounts or at the times the Holder might propose.

          (i)    Brokers and Finders.    The Holder has not engaged any brokers, finders or agents in connection with this Warrant, and the Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Warrant.

          (j)    Investor Counsel.    The Holder acknowledges that it has had the opportunity to review this Warrant, the exhibits and schedules attached thereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is relying solely on such counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

          (k)    Tax Advisors.    The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

        5.    Charges, Taxes and Expenses.

        Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

        6.    No Rights as Stockholder.

        This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

        7.    Market Stand-Off Agreement.

        The Holder, by acceptance hereof, hereby agrees not to sell or otherwise transfer or dispose of this Warrant, any Warrant Stock or other securities of the Company held by such person or entity for a period of one hundred eighty (180) days following the effective date of the first registration statement of the Company filed under the Securities Act, provided, that all officers and directors of the Company and holders of 1% or more of the Company's outstanding shares enter or have entered into similar agreements. The Holder agrees to execute a market stand-off agreement with the managing underwriter of an underwritten public offering by the Company of Common Stock in customary form, including a market stand-off agreement substantially in the form attached as Attachment D. The Company may impose a stop-transfer instruction with respect to this Warrant, any Warrant Stock or other securities of the Company held by such person or entity until the end of the applicable market stand-off period.

        8.    Exchange and Registry of Warrant.

        This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. Any such exchange of this Warrant shall not extend or in any way affect the termination provisions set forth in Section 1(c) above. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

        9.    Loss, Theft, Destruction or Mutilation of Warrant.

        On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance. Such issuance of a replacement Warrant shall in no way extend or otherwise affect the termination provisions set forth in Section 1(c) above.

        10.    Saturdays, Sundays and Holidays.

        If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

        11.    Adjustment to Number and Type of Securities, Exercise Price.

        The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment from time to time upon the occurrence of certain events as set forth below:

          (a)    Reclassification, Consolidation or Merger.    In case of any reclassification or change of the outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, the Company, or such successor corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

          (b)    Subdivision or Combination of Warrant Stock.    If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the shares of Warrant Stock into a different number of securities of the same class, the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately increased and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision, and likewise, the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately decreased and the Exercise Price proportionately increased in the case of a combination.

          (c)    Stock Dividends.    If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, options or convertible securities, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 11.

          (d)    Adjustment of Number of Warrant Stock.    Upon each adjustment in the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter. No adjustment under this Section 11 shall extend or in any way affect the termination provisions set forth in Section 1(c) above.

        12.    Notices.

        In the event (i) the Company takes a record of the holders of its Common Stock (or other stock or securities at the time receivable upon exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other security; or (ii) of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) will be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date specified therein.

        13.    Governing Law.

        This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

        14.    Compliance with Securities Act: Non-transferability of Warrant: Disposition of Shares of Stock.

          (a)    Compliance with Securities Act.    The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Stock are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Stock except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in the form of the Investment Representation Statement attached as Attachment B, that the Warrant Stock so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. This Warrant and all Warrant Stock (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

          (b)    Disposition of Warrant Stock.    With respect to any offer, sale or other disposition of any Warrant Stock prior to registration of such shares, the Holder and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant Stock and indicating whether or not under the Act certificates for such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act, provided, however, that no such opinion of counsel or no action letter shall be necessary for a transfer without consideration by a Holder which is a partnership to a partner of such partnership, so long as such transfer is made pursuant to the terms of the partnership agreement, or to the transfer by gift, will or intestate succession by the Holder to his or her spouse or Ancestors or any trust for the benefit of any of the foregoing if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Holder hereunder. Notwithstanding the foregoing, such Warrant Stock may be offered, sold or otherwise disposed of in accordance with Rule 144.

          (c)    Transfer And Exchange.    Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Holder parent, subsidiary or affiliate of Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer, along with a notice in the form of Attachment E.

          Upon any permitted partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this

  Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

        15.    Miscellaneous.

        The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder shall be delivered by hand or mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder.

(Signature page follows)

        IN WITNESS WHEREOF, the Parties have caused this Warrant to be executed by duly authorized officers.

Dated: June 27, 2002

HealtheTech, Inc.
By:	/s/ JAMES R. MAULT
Title:	CEO
Address:	523 Park Point Drive, 3rd Floor Golden, Colorado 80401
American Sales & Merchandising, LLC
By:	/s/ MICHAEL A. LIBERTY
Title:	President, CEO, Manager
Address:	443 Congress Street Portland, ME 04101

ATTACHMENT A
NOTICE OF EXERCISE

To: HealtheTech, Inc.

        (1)  The undersigned hereby elects to purchase                        shares of Common Stock of HealtheTech, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

        (2)  Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)
(Address)

        (3)  The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.

(Date)

ATTACHMENT B
INVESTMENT REPRESENTATION STATEMENT

PURCHASER:	American Sales & Merchandising LLC
COMPANY:	HealtheTech, Inc.
SECURITY:	Common Stock
AMOUNT:
DATE:

In connection with the purchase of the above-listed Securities, the undersigned Purchaser represents to the Company the following:

        (a)  Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        (b)  Purchaser acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

        (c)  Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

        (d)  Purchaser is familiar with the provisions of Rule Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

        (e)  Purchaser further understands that in the event all of the applicable requirements of Rule144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Purchaser:
American Sales & Merchandising LLC
By:
Title:
Date:	, 200

ATTACHMENT C
REGISTRATION RIGHTS

        1.    Company Registration.

          (a)    Registration.    If at any time or from time to time, the Company shall determine to register any of its securities for its own account, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Securities and Exchange Commission (the "Commission") Rule 145 transaction, the Company will:

            (i)    promptly give to the Holder written notice thereof; and

            (ii)  offer to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Stock specified in a written request or requests, made within 15 days after mailing of written notice by the Company.

          (b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1(a)(i) above. In such event the right of the Holder to registration pursuant to this section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Warrant Stock in the underwriting to the extent provided herein.

          The Holder proposing to distribute the Warrant Stock through such underwriting shall (together with the Company and, if applicable, any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number or exclude all of the Warrant Stock to be included in the registration and underwriting. The number of securities includable by the Holder may, in the discretion of the underwriters, be rounded to the nearest one hundred shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If some but not all of the Warrant Stock are to be excluded from a registration, the Warrant Stock to be included in the registration shall be allocated on a pro rata basis based on the total number of shares of all securities being included in such registration; provided that no Registrable Securities, as that term is defined in that Sixth Amended and Restated Investor Rights Agreement made as of June 21, 2001 (the "IRA") by and among the Company, the New Series C Investors (as defined in the IRA), the Prior Series C Investors (as defined in the IRA), the Founders (as defined in the IRA), the Baby-C Holders (as defined in the IRA) and the Series A Investors and Series B Investors (as defined in the IRA), shall be excluded from any Company Registration underwriting until all shares of Warrant Stock have been excluded from such underwriting.

          If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          If the underwriter has not limited the number of such shares to be underwritten for the Company's account and the account of the Holder, the Company may then include securities for the account of employees, officers, directors and consultants.

          (c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1 prior to the effectiveness of such registration whether or not the Holder has elected to include the Warrant Stock in such registration.

        2.    Registration Procedures.    In the case of each registration, qualification or compliance effected by the Company pursuant to this section, the Company will keep the Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a)  Prepare and file with the SEC a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for at least 180 days or until the Holder have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b)  Furnish to the Holder participating in the registration such number of prospectuses, preliminary prospectuses, final prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Stock being sold by the Holder.

        3.    Information by Holder.    If any of the Warrant Stock are included in any registration, the Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this section.

        4.    Assignment of Registration Rights.    The rights to cause the Company to register securities and related rights granted the Holder under this section may not be assigned except (i) to a successor entity to the Holder pursuant to a reorganization or recapitalization of such Holder or (ii) to the constituent partners or affiliates of the Holder; provided, that the Company receives notice within a reasonable time after such assignment and the transferee agrees in writing to be bound by the provisions hereof.

        5.    Termination of Registration Rights.    The registration rights granted pursuant to this section shall terminate upon the occurrence of any of the following:

          (a)  Following the Company's first registered offering to the public, of its Common Stock and registration of its Common Stock under the Exchange Act, at such time as all Warrant Stock held by the Holder can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (or its successor provision); or

          (b)  Three years from the effective date of the Company's first registered offering to the public.

ATTACHMENT D
FORM OF MARKET STAND-OFF AGREEMENT

June     , 2002

HealtheTech, Inc.
523 Park Point Drive, 3d Floor
Golden, CO 80401

Credit Suisse First Boston Corporation
UBS Warburg
William Blair & Company, LLC
Stifel, Nicolaus & Company, Incorporated

c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

        As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock, par value $.001 per share (the "Securities"), of HealtheTech, Inc., and any successor (by merger or otherwise) thereto, (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

        Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in the issuer directed share program will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees in writing to be bound by the terms of this Agreement prior to such transfer.

        In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

        This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 30, 2002.

Very truly yours,
(Signature)
(Print Name)
(Print title if signing on behalf of an entity)
Dated:

ATTACHMENT E
ASSIGNMENT FORM

        (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)
whose address is	(Please Print)
Dated:
Holder's Signature:
Holder's Address:

Guaranteed Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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  Exhibit 4.7